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                               TMI HOLDINGS, INC.
                       (FORMERLY THRIFT MANAGEMENT, INC.)

          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

The following table presents the computation of basic and diluted net income
(loss) per share:




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

                                                             Three Months Ended                       Six Months Ended
                                                       --------------------------------       ---------------------------------
                                                       June 30, 2002      July 1, 2001        June 30, 2002         July 1, 2001
                                                       -------------      -------------       -------------       -------------
Numerator:
     (Loss) before extraordinary gain                  $   (25,313)        $ (179,331)        $   (38,769)        $  (281,768)
     Extraordinary gain on debenture settlement                  --                 --                  --             408,552
                                                        -----------        -----------         -----------         -----------
     Net (loss) income                                 $   (25,313)        $ (179,331)        $   (38,769)        $   126,784
                                                        ===========        ===========         ===========         ===========
Denominator:
     Denominator for basic income (loss) per
     share--weighted-average shares                       3,255,544          3,047,210           3,166,258           2,961,496

     Effect of dilutive securities:
       Stock options                                             --                 --                  --              23,719
                                                        -----------        -----------         -----------         -----------
     Denominator for diluted income (loss) per share      3,255,544          3,047,210           3,166,258           2,985,215
                                                        ===========        ===========         ===========         ===========

Basic and diluted income (loss) per share:
     (Loss) before extraordinary gain                   $     (0.01)        $    (0.06)        $     (0.01)        $     (0.10)

     Extraordinary gain on debenture settlement                  --                 --                  --                0.14
                                                        -----------        -----------         -----------         -----------
     Net income (loss)                                  $     (0.01)        $    (0.06)        $     (0.01)         $     0.04
                                                        ===========        ===========         ===========         ===========

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